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                                       FORM 8-A


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 ___________________

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                TOWER AUTOMOTIVE, INC.
                (Exact name of registrant as specified in its charter)


Delaware                                         41-1746238
(State of incorporation or organization)         (I.R.S. Employer
                                                 Identification No.)

         4508 IDS Center, Minneapolis, MN         55402
    (Address of principal executive offices)     (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.  /   /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.  /   /


Securities to be registered pursuant to Section 12(b) of the Act:

         Title to each class                Name of each exchange on which
         to be so registered                each class is to be registered
         -------------------                ------------------------------

    Common Stock, par value
    $.01 per share                          New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                         None

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         COMMON STOCK, $.01 PAR VALUE

    The description of Common Stock, par value $0.01 per share ("Common Stock") included under the caption "Description of Capital Stock" contained in the Registration Statement on Form S-1 (File No. 33-80320) of Tower Automotive, Inc. filed with the Securities and Exchange Commission (the "Commission") on June 15, 1994, Amendment No. 1 thereto filed on July 22, 1994, Amendment No. 2 thereto filed on August 8, 1994, Amendment No. 3 thereto filed on August 10, 1994 and Amendment No. 4 filed on August 11, 1994 are hereby incorporated by reference. In addition, the description of the Common Stock in any Prospectus relating to the Registration Statement filed with the Commission pursuant to any subsequent amendment of the Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS

    1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.


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                                      SIGNATURES


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       TOWER AUTOMOTIVE, INC.



                                       By
                                          -------------------------------------
                                          Carl E. Nelson
                                          Assistant Secretary

Dated:  February 11, 1997


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